Exhibit 99.1

November 9, 2015

Diligent Corporation Announces Third Quarter 2015 Financial Results

Total revenue of $US 24.9 million, up 16% year-over-year

23% revenue growth in Constant Currency

Adjusted EBITDA of $US 5.0 million & Adjusted Net Income per diluted share of $US 0.03

November 9, 2015 — Diligent Corporation (“Diligent” or the “Company”) (NZX: DIL), the Software-as-a-Service (SaaS) based platform for the secure electronic production, distribution and collaboration of confidential information to boards, committees and leadership teams, today announced financial results for the third quarter and nine months ended September 30, 2015.

Brian Stafford, President and Chief Executive Officer of Diligent, said, “We continued to build strong sales momentum in the third quarter, which from a bookings perspective was the largest quarter in gross sales that we have had in two years, led by significant upsells from our existing customers. We are still building momentum in our new growth markets with nearly as many newly signed customers in those markets in Q3 as we had signed in the first half of the year. In addition, our new D&O product module has received robust interest and early sales traction from our customers. From an operational perspective, we continue to be focused on implementing sustainable systems and process improvements - such as our recent deployment of salesforce.com and Marketo - that will allow us to efficiently scale and support our rapid growth.”

Third Quarter 2015 Financial Highlights

•                  Revenue: For the quarter ended September 30, 2015, total revenue was $US 24.9 million, an increase of 16% compared with $US 21.4 million in the third quarter of 2014, and was negatively impacted by $US 1.4 million due to the strength of the U.S. dollar as compared to most non-U.S. currencies in which we operate. On a constant currency basis, revenue in the third quarter was $US 26.3 million, an increase of 23% compared to Q3 2014.

•                  Gross Profit: Gross profit for the third quarter was $US 19.8 million, an increase of 18% compared with $US 16.8 million in the third quarter of 2014. Gross margin was 80% compared with 78% in the third quarter of 2014.

•                  EBITDA: For the quarter ended September 30, 2015, EBITDA was $US 3.1 million compared with $US 5.6 million in the third quarter of 2014.

•                  Adjusted EBITDA: For the quarter ended September 30, 2015, Adjusted EBITDA was $US 5.0 million compared with $US 6.8 million in the third quarter of 2014. Adjusted EBITDA margin was 20% compared with 32% in the third quarter of 2014.

•                  Net Income: For the quarter ended September 30, 2015, net income was $US 1.7 million compared with $US 2.7 million in the third quarter of 2014. Diluted earnings per share were $US 0.01, compared with $US 0.02 in the third quarter of 2014.

•                  Adjusted Net Income: Adjusted Net Income for the third quarter of 2015 and 2014 was $US 3.4 million. Adjusted Net Income per diluted share was $US 0.03 for the third quarter of 2015 and 2014.

•                  Balance Sheet: As of September 30, 2015, Diligent had $US 68.8 million in cash and cash equivalents and no external debt, an increase of approximately $US 4.5 million as compared to cash and cash equivalents on June 30, 2015.

Third Quarter Business Highlights and Other Recent Announcements

•                  New Management Appointments: In September, Diligent announced the appointment of Michael Stanton as Chief Financial Officer and Melinda Lee Ferguson as Chief Sales Officer of Diligent.

•                  Customer Agreements and Diligent Boards Users: As of September 30, 2015, total customer agreements were more than 3,500 (net of cancellations). During the third quarter of 2015, the number of contracted Diligent Boards users increased to more than 107,000 users.

•                  Revenue Retention Rate: In the third quarter, Diligent’s annual revenue retention rate, excluding upsells into the existing customer base, continued to exceed 95%. Diligent’s annual revenue retention rate, including upsells into the existing customer base, exceeded 100%(1).

•                  New Product Releases: Diligent released the Diligent Teams and Diligent D&O products in September As of September 30, 2015, more than ten customers had adopted Diligent D&O.

•                  Systems & Process Investments: In the third quarter, Diligent made some significant one-time and recurring investments in enterprise applications to drive operational improvement and efficiency across the organization. During the quarter, the Company deployed both salesforce.com and Marketo to drive greater analytics, measurement and predictability across sales and marketing management.  Additionally, the Company continued to invest in one-time professional services around data and processes related to its implementation of NetSuite. In total, one-time investments in new systems and processes exceeded $1.0 million in the quarter.

•                  Acquisition of BoardLink: On October 19 (U.S. ET), Diligent announced that it acquired all assets of BoardLink, a SaaS provider of board and leadership team collaboration solutions, from Thomson Reuters (NYSE: TRI) for approximately $10 million in an all cash transaction. The acquisition of BoardLink adds more than 250 customers and approximately 9,000 users to Diligent.

(1)  Calculated as of a period end by starting with the annual contract value (ACV) from customers as of 12 months prior to such period end (Prior Period ACV) and a subscription term of at least 12 months. We then calculate ACV from the same customers as of the current period end (Current Period ACV). Finally, we divide the aggregate Current Period ACV for the trailing 12-month period by the aggregate Prior Period ACV for the trailing 12-month period to arrive at our annual revenue retention rate.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of November 9, 2015, Diligent is initiating revenue guidance for the fourth quarter 2015, and updating revenue guidance for the full year 2015. Management’s updated full year 2015 guidance primarily reflects the negative impact of foreign currency on our reported revenue growth due to a strengthening U.S. dollar as well as the contribution of the BoardLink acquisition.

•                  Fourth Quarter 2015: The Company expects revenue to be between $US 26.6 million and $US 26.9 million, or an increase of 21% at the midpoint of the range.

•                  Full Year 2015: The Company is revising its annual revenue guidance to between $US 98.5 million and $US 98.8 million, or an increase of 19% over full year 2014 at the midpoint of the range, compared with the prior outlook for revenue of between $US 98.5 million and $US 99.2 million. Diligent expects adjusted EBITDA margin for full year 2015 to be between 24% and 26%.

Quarterly Conference Call

Diligent will host a conference call today at 9:30 a.m. NZT (3:30 p.m. U.S. ET) to review the Company’s financial results for the third quarter ended September 30, 2015. To access this call participants should dial 0800 452 092 (New Zealand), 1-855-327-6837 (U.S.) or +1-778-327-3988 (international). A live webcast of the conference call will be accessible from the investor relations section of Diligent’s website at http://investor.diligent.com/News-and-Events/. A replay of this conference call can also be accessed through November 16, 2015 at 11:59 p.m. U.S. ET, by dialing 0800 452 092 (New Zealand), or 1-800-319-6413 (U.S.). The replay pass code is 78523.

About Diligent

Diligent is the leading provider of secure corporate governance and collaboration solutions for boards and senior executives. Over 3,500 customers in more than 60 countries and on all seven continents rely on Diligent to provide secure, intuitive access to their most time-sensitive and confidential information, ultimately helping them make better decisions. The Diligent Boards (formerly Diligent Boardbooks) solution speeds and simplifies how board materials are produced, delivered and collaborated on via any device, removing the security concerns of doing this by courier, email and file sharing. Diligent is a publicly listed company (NZX: DIL) with nearly $US 100 million in annual recurring revenue, based on previously reported revenue retention rates. Visit www.diligent.com to learn more.

Non-GAAP Financial Measures

This earnings release presents constant currency revenue growth, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share information, which are provided to investors to supplement the results of operations reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We define these terms as follows:

•                  Constant Currency: We operate on a global basis, with a significant portion of our net revenues generated outside of the U.S. Accordingly, fluctuations in foreign currency exchange rates can affect our results of operations. Therefore, to supplement financial results presented in accordance with GAAP, certain financial information is presented excluding the impact of foreign currency exchange translations to provide a framework for assessing how our underlying businesses performed excluding the impact of foreign currency exchange translations (“constant currency”). Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We calculate constant currency information by translating current and prior-period operating results for entities reporting in currencies other than U.S. dollars into U.S. dollars using average foreign currency exchange rates for the prior year fiscal period. The constant currency calculations do not adjust for the impact of revaluing specific transactions denominated in a currency that is different to the functional currency of that entity when exchange rates fluctuate. The constant currency information we present may not be comparable to similarly titled measures reported by other companies.

•                  Adjusted EBITDA: operating income before depreciation and amortization expense, stock based compensation expense, acquisition related costs, costs associated with the restatement of our historical financial statements, and other costs, such as the former CEO’s replacement awards and restatement bonuses.

•                  Adjusted Net Income: net income before costs relating to non-cash stock based compensation, costs associated with the restatement of our historical financial statements, and other costs, such as the former CEO’s replacement awards and restatement bonuses, net of tax.

These supplemental measures of the Company’s performance are not required by, or presented in accordance with GAAP. The Company’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items the Company excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or a substitute for, financial information prepared in accordance with GAAP. For a quantitative reconciliation of Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial performance measure see Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results in this earnings release.

Safe Harbor Statement

Statements made in this press release that state Diligent’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation Diligent’s revenue outlook for the fourth quarter and full year 2015. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Diligent undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Diligent’s actual results to differ materially from those projected in such forward-looking statements. For example, if we do not successfully develop or introduce new product offerings, or enhancements to our existing Diligent Boards offerings, or keep pace with technological changes that impact the use of our product offerings, or suffer security breaches or service interruptions, we may lose existing customers or fail to attract new customers and our financial performance and revenue growth may suffer. In addition, Diligent’s fourth quarter and full-year 2015 revenue outlook is not expressed in constant currencies, and actual results will continue to be impacted by currency exchange rate fluctuations. Factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, regulatory and technological factors affecting Diligent Corporation’s operations, markets, products, services and other factors set forth in the Company’s Risk Factors included in its Annual Report on Form 10-K filed with the SEC on March 16, 2015.

Investor inquiries:	Media inquiries:
William Maina	Geoff Senescall
NZ toll free: 0800 995 082	Ph: + 64 21 481 234
International: +1-646-277-1236	or
william.maina@icrinc.com	ICR, Inc. for Diligent
Laura Anderson,
Ph: 1-203-682-8267
DiligentPR@icrinc.com

Michael Stanton

Chief Financial Officer

Effective January 1, 2015, the Company began allocating facility and related costs and certain costs associated with its Enterprise Resource Planning system to Cost of revenues, Selling and marketing, General and administrative, and Research and development. Previously such costs had been presented within General and administrative expenses. Such costs are allocated based on a department’s proportionate share of total employee headcount. The Company also changed the presentation of sales related incentive commissions paid to customer success personnel from Cost of revenues to Selling and marketing. The Company determined that these changes would better reflect industry practice and would provide more meaningful information as well as increased transparency of its operations. To conform the 2014 presentation to the current quarter’s presentation, $US 0.5 million was reclassified from General and administrative, of which less than $US 0.1 million was included in Costs of revenues, $US 0.3 million was included in Selling and marketing, and $US 0.2 million was included in Research and development for the three months ended September 30, 2014. For the nine months ended September 30, 2014, $1.6 million was reclassified from General and administrative, of which $0.1 million was included in Costs of revenues, $1.1 million was included in Selling and marketing, and $0.4 million was included in Research and development. Such reclassifications had no effect on previously reported operating income, net income or retained earnings.

Diligent Corporation

Schedule 1: Unaudited Condensed Consolidated Statements of Income

(in $US thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$24,920	$21,423	$71,850	$60,893
Cost of revenues (excluding depreciation and amortization)	5,101	4,668	14,433	12,847
Gross profit	19,819	16,755	57,417	48,046

Operating expenses:
Selling and marketing	6,222	3,286	15,505	9,542
General and administrative	7,347	4,867	19,328	17,575
Research and development	3,200	2,961	9,607	6,292
Depreciation and amortization	977	765	2,744	1,953
Investigation and restatement	—	—	—	916
Total operating expenses	17,746	11,879	47,184	36,278

Operating income	2,073	4,876	10,233	11,768

Other income (expense), net:
Interest income (expense), net	1	59	(4)	30
Other income	(5)	—	71	—
Foreign exchange transaction loss	(138)	(126)	(330)	(25)
Total other (expense) income, net	(142)	(67)	(263)	5

Income before provision for income taxes	1,931	4,809	9,970	11,773
Income tax expense	235	2,107	3,347	4,622
Net income	$1,696	$2,702	$6,623	$7,151

Accrued preferred stock dividends	(83)	(83)	(248)	(253)
Net income attributable to common stockholders	$1,613	$2,619	$6,375	$6,898

Earnings per share:
Basic	$0.01	$0.02	$0.05	$0.06
Diluted	$0.01	$0.02	$0.05	$0.06
Weighted average shares outstanding:
Basic	117,759	117,611	117,233	116,872
Diluted	121,979	122,020	121,833	120,849

(1)         Within general and administrative expenses Diligent has recognized expense of $US 2.1 million for the former CEO’s replacement awards and $US 0.7 million for restatement bonuses for the nine months ended September 30, 2014. No similar costs were incurred in the nine months ended September 30, 2015.

Diligent Corporation

Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(in $US thousands, except share and per share amounts)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$68,767	$70,809
Accounts receivable, net	8,335	1,754
Deferred commissions	1,578	1,353
Prepaid expenses and other current assets	4,113	3,233
Deferred tax assets	4,367	2,768
Total current assets	87,160	79,917

Property and equipment, net	12,434	12,203
Intangible assets, net	4,057	260
Deferred tax assets	7,473	6,804
Security deposits	817	801
Other non-current assets	333	436
Total assets	$112,274	$100,421

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,570	$2,197
Accrued expenses and other liabilities	11,846	11,468
Income taxes payable	1,187	1,552
Deferred revenue	32,687	32,238
Obligations under capital leases	170	623
Total current liabilities	49,460	48,078

Non-current liabilities:
Deferred revenue, less current portion	12,590	12,138
Obligations under capital leases	—	34
Other non-current liabilities	3,181	3,899
Total non-current liabilities	15,771	16,071
Total liabilities	65,231	64,149
Commitments and contingencies	—	—
Redeemable preferred stock:
Series A convertible redeemable preferred stock, $.001 par value, 50,000,000 shares authorized 30,000,000 shares issued and outstanding (liquidation value $4,748)	3,000	3,000
Stockholders’ equity:
Common Stock, $.001 par value, 250,000,000 shares authorized, 87,188,526 and 86,895,778 shares issued and outstanding	87	87
Additional paid-in capital	37,670	32,631
Retained earnings	8,329	1,706
Accumulated other comprehensive loss	(2,043)	(1,152)
Total stockholders’ equity	44,043	33,272
Total liabilities, redeemable preferred stock and stockholders’ equity	$112,274	$100,421

Diligent Corporation

Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

(In $US thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$6,623	$7,151
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	(2,629)	(1,411)
Depreciation and amortization	2,744	1,953
Share-based compensation	5,263	2,057
Changes in operating assets and liabilities:
Accounts receivable	(6,900)	65
Deferred commissions	(269)	189
Prepaid expenses and other current assets	(845)	(1,000)
Other non-current assets	103	—
Accounts payable and accrued expenses	2,827	(766)
Income taxes receivable/payable	(201)	1,780
Deferred revenue	1,845	5,335
Other non-current liabilities	(748)	748
Net cash provided by operating activities	7,813	16,101
Cash flows from investing activities:
Proceeds from maturity of short-term investments	—	12,497
Restricted cash-security deposits	11	(28)
Purchases of property and equipment	(3,540)	(4,160)
Capitalized software development costs	(3,838)	—
Purchase of intangible assets	—	(25)
Net cash (used in) provided by investing activities	(7,367)	8,284
Cash flows from financing activities:
Payment of preferred stock dividend	(335)	(359)
Proceeds from exercise of stock options and purchases of shares under stock purchasing plan	—	14
Payments of obligations under capital leases	(488)	(695)
Funding of withholding taxes for share-based compensation	(186)	—
Payments of obligations under software licensing agreements	—	(82)
Net cash used in financing activities	(1,009)	(1,122)
Effect of exchange rates on cash and cash equivalents	(1,479)	(9)
Net (decrease) increase in cash and cash equivalents	(2,042)	23,254
Cash and cash equivalents at beginning of period	70,809	43,583
Cash and cash equivalents at end of period	68,767	66,837

Diligent Corporation

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

(in $US thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating Income	$2,073	$4,876	$10,233	$11,768
(+) D&A	977	765	2,744	1,953
EBITDA	$3,050	$5,641	$12,977	$13,721
(+) Investigations and Restatement	—	—	—	916
(+) CEO Replacement Awards and Restatement Bonuses	—	—	—	2,756
(+) Stock Based Compensation	1,765	1,191	5,263	1,768
(+) Acquisition related costs	215	—	215	—
Adjusted EBITDA (1)	$5,030	$6,832	$18,455	$19,161

Adjusted Ebitda Margin	20.2%	31.9%	25.7%	31.5%

(1)         Adjusted EBITDA is calculated as operating income plus depreciation and amortization expense, stock based compensation, costs associated with the restatement of our historical financial statements, and other costs, such as the former CEO’s replacement awards and restatement bonuses.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Income	$1,696	$2,702	$6,623	$7,151
(+) Investigations and Restatement	—	—	—	916
(+) CEO Replacement Awards and Restatement Bonuses	—	—	—	2,756
(+) Stock Based Compensation	1,765	1,191	5,263	1,768
(+) Acquisition related costs	215	—	215	—
(-) Income tax effect of adjustments	(241)	(524)	(1,839)	(2,122)
Adjusted Net Income (1)	$3,435	$3,369	$10,262	$10,469

Weighted average shares outstanding Basic	117,759	117,611	117,233	116,872
Weighted average shares outstanding Diluted	121,979	122,020	121,833	120,849

Adjusted Net Income per share Basic:	$0.03	$0.03	$0.09	$0.09
Adjusted Net Income per share Diluted:	$0.03	$0.03	$0.08	$0.09

(1)         Adjusted net income is calculated as GAAP net income excluding the impacts of non cash stock based compensation, costs associated with the restatement of our historical financial statements, and other costs, such as the former CEO’s replacement awards and restatement bonuses, net of tax.